EXHIBIT 23.1
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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Sterling Chemicals, Inc. (the "Company") on Form S-8 of our report dated December 13, 2002, appearing in the Annual Report on Form 10-K of Sterling Chemicals, Inc. for the fiscal year ended September 30, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding substantial doubt about the Company's ability to continue as a going concern).

/s/ Deloitte & Touche LLP

Houston, Texas
June 2, 2003